WHOLE SALE LOAN AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of in the State of Georgia, by and between WESTMARK MORTGAGE CORPORATION, a corporation organized and existing under the laws of the State of California, (herein called "Client"), and Great Eastern Funding, LLC, a limited liability company organized and existing under the laws of the State of Georgia (herein called "Buyer") for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

         This Agreement establishes terms of a Line of Credit not to exceed the amount described in Schedule A, Facility Amount, at any one time in total principal amount outstanding. The obligation of the Buyer to make advances hereunder up to such limit is hereinafter referred to as the "Commitment." Within the Commitment, the Client may borrow, repay and re-borrow. All Advances under this Agreement shall constitute a single indebtedness, and all Collateral shall be security for the Facility Amount as described in schedule A and for the performance of all obligations of the Client to the Buyer. Advances under this Agreement shall be used by the Client solely for the purpose of purchasing Mortgage Loans and in no circumstances shall closed loans be purchased by Client to be sold to Buyer. Funding shall be made in the manner hereinafter defined. This Agreement expires one (1) year from the date listed above. Upon expiration, all terms and conditions are subject to re-negotiation, with no guarantee of renewal.

RECITALS

         A. From time to time, Client may offer to sell and Buyer may agree to buy from Client certain loans evidenced by promissory notes and secured by deeds to secure debt, mortgages or other appropriate security instruments conveying interests in real estate (hereinafter "Mortgage Loans").

         B. Each Mortgage Loan will be evidenced, among other documents, by a promissory note under which Client is the payee ("Mortgage Note"), and a first priority deed to secure debt, mortgage or similar security instrument securing payment of the Mortgage Note ("Mortgage Deed" or "Mortgage").

         C. Client and Buyer wish to set forth the terms and conditions under which each Mortgage Loan will be acquired by Buyer from Client.

I. Client represents and warrants to Buyer, and covenants and agrees with Buyer, as follows:

         A. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of California , and it possesses the requisite corporate authority to enter into this Agreement and to consummate all the transactions contemplated hereby.

         B. The execution, delivery and performance of this Agreement has been duly authorized by Client and all corporate proceedings necessary to consummate all the transactions contemplated by this Agreement have been taken by Client.

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         C.       Client is fully licensed, qualified to do business and in good standing in each state in which it does business and in which the real property securing any Mortgage offered by Client to Buyer hereunder is located.

         D. The execution and delivery of this Agreement and sale of any and all Mortgages hereunder are not and will not be a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgement, decree, note, agreement, indenture or other instrument to which Client is a party or otherwise subject.

         E. Neither the making of each Mortgage Loan nor the consummation of the transactions contemplated by this Agreement will result in a violation of any applicable federal, state or local law, rule or regulation.

         F. This Agreement and every instrument provided for herein to be executed by Client are and will be the legal, valid and binding obligations of Client enforceable by Buyer in accordance with their respective terms.

         G. As of the date of this Agreement, there is no pending or threatened litigation, adverse claim, action or proceeding of any kind or nature against client which, if adversely determined would reasonably be expected to result in any material and adverse change in the business, operations, assets or financial conditions of client.

         H. Each Mortgage sold to Buyer hereunder shall constitute a valid, genuine and enforceable first or second lien against the real property conveyed thereunder, subject only to exceptions which are acceptable to the Buyer and Third Party Investor, if applicable (each such Investor shall herein be called a "Third Party Investor") for such Mortgage and which do not materially impair the priority of the lien thereof or the quality of title, will have been duly executed, acknowledged and filed for recording or recorded prior to the date of sale to Buyer, and is and will continue to be free from claims, defenses, set-offs, and counterclaims.

         I. At the time of the transfer of each Mortgage to Buyer, the property covered by each Mortgage (the "Mortgaged Property") shall consist of land and one or more buildings thereon which are completed and ready for occupancy.

         J. Client shall have, at the time of the transfer of each Mortgage to Buyer, the sole, full and complete title to each Mortgage and each instrument and document relating thereto, which Mortgage and any other interest conveyed by Client to Buyer shall be free and clear of all claims of any other person or entity, and Client has and shall have full power and authority to sell, transfer and assign the same on the terms herein set forth, there having been no prior assignment, sale or hypothecation thereof by Client.

         K. With respect to each Mortgage and the Mortgage Loan evidenced and secured thereby: (i) each Mortgage will have been duly and validly executed, issued and delivered by the mortgagor thereunder and will constitute the valid and legally binding obligation of such mortgagor, enforceable in accordance with its terms; (ii) compliance by the mortgagor with such Mortgage will not violate any law, or any other instrument or agreement binding upon the mortgagor; and (iii) all requirements of all

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

                  laws, rules, orders and regulations of any governmental authority having jurisdiction over such Mortgage and mortgagor will have been fully satisfied and complied with.

         L. The full principal amount of each Mortgage sold hereunder will have been advanced to the mortgagor, either by payment made directly to mortgagor or by payment made on mortgagor's request or approval; the original unpaid principal balance outstanding under each Mortgage shall be as stated in the applicable loan documents; all costs, fees, and expenses incurred in making, closing and recording the Mortgage shall have been paid; neither the Mortgaged Property, nor any portion thereof, shall have been released from the Mortgage; the terms of the Mortgage shall have in no way been changed, amended or modified; and the Mortgage shall be current and not in default.

         M. All signatures, names and addresses, amounts and other statements of fact, including descriptions of property, appearing on the credit application and other documents relating to each Mortgage shall be true and correct and each mortgagor named thereon shall be, as of the date of each such document upon which signatures appear, of majority age, and have the legal capacity to enter into the Mortgage.

         N. Client will have paid or caused to be paid when due any and all applicable taxes or fees to any governmental entity arising out of the making, acquisition, collection, holding or assignment of such Mortgage or the underlying property (except taxes measured by Buyer's net income).

         O. Each Mortgage which Client represents as being insured by a private mortgage insurance company shall be so insured.

         P. Each Mortgage classified as an "F.H.A. Mortgage" will be a Mortgage fully insured by or for which a Commitment to Insure has been issued by, the Federal Housing Administration under the National Housing Act, as amended, and the Mortgage and all other instruments and documents evidencing the Mortgage Loan and the transactions from which it arose will comply with all applicable requirements of the F.H.A.

         Q. Each Mortgage classified as a "V.A. Mortgage" will be either guaranteed or entitled to be guaranteed immediately by the Veteran's Administration (V.A.) Under the Service Men's Readjustment Act of 1944, as amended, or other applicable statute, or will be entitled to be immediately so guaranteed pursuant to a V.A. Commitment to Guarantee; each such Guarantee or Commitment to Guarantee will be in the maximum amount permitted by law; and the Mortgage and all other instruments and documents evidencing the Mortgage Loan and the transactions from which it arose will comply with all applicable requirements of the V.A.

         R. In connection with each Mortgage sold hereunder and the Mortgage Loan evidenced or secured thereby, all applicable federal and state laws statutes and regulations including, but not limited to the Equal Credit opportunity Act, Real Estate Settlement Procedures Act, Truth-In-Lending Act, Fair Credit Reporting Act, and any other federal or state consumer protection act, rule or regulation will have been fully satisfied and complied with.

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         S.       Each Mortgage sold hereunder shall be accompanied by all
                  documentation required. under all applicable federal and state laws and regulations regarding loans purchased by insured financial institutions.

         T. Each Mortgage Loan evidenced by a Mortgage and Mortgage Note conveyed hereunder shall have been closed by an attorney who is an approved attorney of an American Land Title Association ("ALTA") Company or by an authorized and insured Title Company.

         U. The building or buildings on the Mortgaged Property will be kept continuously insured at all times by insurance companies with a Class V or better rating as determined by A.M. Best's key rating guide for property casualty companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance with a standard mortgagee clause in favor of Client and its assigns, and providing coverage under each such policy in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements, or (ii) the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause.

         V. Client has previously furnished Buyer with copies of its financial statements for the previous fiscal year (the "Financial Statements"). Client represents and warrants that the Financial Statements were prepared in accordance with generally accepted accounting principles and accurately portray its financial condition as of the date thereof and of this Agreement. Client will, within sixty (60) days of the conclusion of each of its fiscal year end furnish Buyer with a copy of its annual financial statements, each in form and substance satisfactory to Buyer. The annual financial statements will be audited by independent public accountants if required by the State where Client is organized, twill conform to generally accepted accounting standards and will be furnished directly to Buyer by Client's independent public accountants.

         W. There is not now an event of default hereunder, or any circumstances which, with notice or lapse of time or both, could become an event of default hereunder, and each future request by the Client to sell a Mortgage hereunder shall constitute a reaffirmation of the foregoing representation and warranty.

All these warranties, representations and covenants shall survive the term of this Agreement and shall continue until the final pay-off of the last Mortgage Loan purchased hereunder remaining outstanding.

II. Client shall do all acts necessary to perfect title to each Mortgage sold hereunder, and shall sell, assign, and deliver to Buyer with respect to the purchase of each such Mortgage, the following documents, all subject to the approval of Buyer as to proper form and execution:

         A. The original Mortgage Note properly and satisfactorily endorsed in blank by Client to Buyer.

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

         B. A photocopy of the Mortgage Deed, together with the original of a transfer and assignment in blank of such Mortgage Deed in recordable form, accompanied by those documents and instruments necessary to record and perfect ownership.

         C. Mortgagee title insurance commitment and policy satisfying the requirements of Section I.H. hereof, with any and all exceptions set forth therein being subject to the approval of Buyer, and a satisfactory assignment or endorsement of such commitment or policy in the event a mortgage assignment is being placed on record.

         D. Copy of a survey of the Mortgaged Property identifying such property by address and legal description.

         E. Copies of hazard insurance policies meeting the requirements set forth in Section I.U. hereof.

         F. If the Mortgage is a V.A. Mortgage: The Certificate of Reasonable Value, the V.A. Commitment to Guarantee, or the V.A. Loan Guaranty Certificate, and the V.A. Certification of Loan Disbursement, or the future substantial equivalents of the same.

         G. If the Mortgage is an F.H.A. Mortgage: F.H.A. Commitment to Insure or Insurance Certificate, or the future substantial equivalents of the same.

         H. A complete copy of the loan application package for each Mortgage meeting normal current market/investor conditions together with all disclosure statements and all settlement statements executed in connection with the Mortgage transaction.

         I. Copy of an appraisal of the real estate securing each Mortgage Note, which appraisal shall meet requirements established by the Federal Deposit Insurance Corporation, the office of Thrift Supervision, the Department of Banking and Finance of the State in which subject real property is located.

         J. Insured closing letter issued by an ALTA company insuring the attorney(s) selected and approved in accordance with Section I.T. hereof.

         K. Copy of Mortgage payment notification or transfer of servicing.

         L.       Any other document required by Buyer.

The documents identified in Schedule A, Funding Request Documents, shall be delivered to Buyer for review and approval by Client not less Than forty eight
(48) hours prior to the anticipated date of funding disbursement of the Mortgage Loan to which such documents pertain. The documents identified in Schedule A, Closing Documents, shall be delivered to Buyer within two (2) business day(s) after closing of the Mortgage Loan by the closing agent.

III.     Advances

         All Mortgage Loans shall be secured by 1-4 family residential real property, subject to terms specified by Section I. above. These Mortgage Loans


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shall be rated as "A", "B", "C" or "D", consistent with traditional standards imposed by Third Party Investors, relevant to rating agencies and insurers for classification as "A", "B", "C" or "D" Mortgage Loans. Loans will be accepted either as "Flow" (defined as individual loans to be sold separately) or "Pool" (defined as several loans to be sold together). All Mortgage Loans accepted by Buyer will be funded at the percentage as defined in Schedule A., Funding Percentages, of the Collateral Value-defined above, subject to the following:

         A. All "A" Mortgage Loans must have a purchase commitment from a Third Party Investor.

         B. Mortgage Loans rated as "B", "C" or "D" with a purchase commitment from a Third Party Investor or Underwriter/officer employed by Client and delegated by Investor shall have no additional constraints unless otherwise stated in Schedule "A" of this Agreement.

IV. The procedures for the handling and funding of each Mortgage shall be as follows:

         A.       Upon the funding of each Mortgage by Buyer, as described in
                  Section III above, Buyer shall retain a fee as defined in Schedule A, Fees and Charges or such other amount as may hereafter be agreed upon in writing by Buyer and Client (the "Handling Fee"). From and after the date of such funding through the date the appropriate Third Party Investor delivers all funds to Buyer, Client shall pay Buyer interest on the amount so funded by Buyer at a per annum rate as defined in Schedule A, Fees and Charges. Unless otherwise agreed in writing by and between the parties hereto, Client shall pay all accrued interest on the amount so funded on those dates which the respective mortgagor is required, under said mortgagor's loan documents, to pay interest to the holder thereof.

         B. Buyer shall conduct an independent evaluation of the creditworthiness of the borrower prior to committing to purchase the mortgage note. The note will be purchased at face value by Buyer, and is made in anticipation of Client's commitment to make the loan to the mortgagor. After approval by Buyer and the respective Third Party Investor, if applicable, of each Mortgage submitted for funding, each such Mortgage Loan shall be closed by an attorney at law who is an approved attorney of an American Land Title Association ("ALTA") company, or an authorized and insured Title Company selected by Client and approved by Buyer, which approval shall not be unreasonably withheld or denied, in the name of Client. Subsequent to such approvals being obtained by Client, and after Client provides notice of such closing to Buyer, which notice shall be given no less than forty eight (48) hours prior to such closing, Buyer shall provide closing funds (the "Closing Funds") upon receipt of the documents required under
                  Section II. hereof, as defined in Schedule A, Funds Disbursement.

         C. At closing and contemporaneously with the funding of each Mortgage hereunder, Client shall endorse the Mortgage Note to Buyer in blank and execute the transfers and assignments in blank described in Section II. hereof.

         D. Buyer, upon receipt of notice from Client and Client's satisfaction of its obligations under this Agreement, and provided that Client is not in default under the terms of this Agreement or under the terms of any other agreement with Buyer, shall endorse or leave blank each Mortgage Note, to the

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
                  appropriate Third Party Investor. Buyer shall deliver the original Mortgage Note to the Third Party Investor with a Bailee Letter instructing that such investor is to hold such Note and assignment in trust for Buyer until full payment for such Mortgage has been received by Buyer. Buyer reserves the option, at its sole and absolute discretion, to require a master trust agreement from each Third Party Investor whereby such investors agree to hold all Notes, assignments and Mortgage documents presented thereto in trust for Buyer until full payment is made therefor, and Client hereby agrees to assist Buyer in obtaining such trust agreements from such Third Party Investors. Funding by the Third Party Investor which has pre-approved each such Mortgage shall be made to Buyer by wire transfer to an account established by Buyer and described to Third Party Investor in above described Bailee Letter, at the time the Third Party Investor purchases each such Mortgage. Upon receipt of funds, and the satisfaction of all Client's obligations to Buyer, Buyer shall remit any surplus to Client.

V. Promptly upon demand of Buyer, Client shall repurchase at the Repurchase Price (as hereinafter defined), without recourse, any Mortgage with respect to which:

         A. Any representation or warranty of Client contained in this Agreement shall prove at any time to be incorrect in any material respect; or,

         B. Any contention shall have been raised by mortgagor, or on behalf of mortgagor or a Third Party Investor, that there has been a violation of, or failure to comply with, any federal or state law or regulation which would give rise to a right of a mortgagor to refuse to make further payments under the Mortgage and/or seek a refund of amounts previously paid and/or claim penalty of any kind or nature; or,

         C. The expiration of forty-eight (48) hours from the date a Wet Settlement Advance was made without receipt of all Collateral Documents relating to such Mortgage Loan, or such Collateral Documents, upon examination by Buyer are found not to be in compliance with the requirements of this Agreement.

         D. The expiration of ten (1O) Business Days from the date a Collateral Document in connection with such Mortgage Loan was delivered to Client for correction or completion without being resumed to Buyer corrected or completed.

         E. The expiration of the allowed number of days outstanding as described in Schedule A, Loan Term.

         F. The expiration of ten (1O) Business Days from the date a Collateral Document in connection with such Mortgage Loan was delivered to the Third Party Investor for purchase without the purchase money received by Buyer, or the Collateral Document returned to Buyer with all appropriate endorsement and assignment corrections.

VI. Client agrees to fulfill its obligation to repurchase any Mortgage Loan described above in Section V. hereof by paying to Buyer the Repurchase Price, which shall equal the total principal of the Mortgage Note less any pay down credits toward mortgage loan to Buyer, including earned interest and fees as described in Schedule A, Fees and Charges, and

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

         other accrued charges, and penalties plus all costs and expenses, including without limitation, reasonable attorney's fees and expenses, and collection, foreclosure and resale expenses, if any, theretofore incurred by Buyer in enforcing its rights in such Mortgage or in enforcing its rights pursuant to this Agreement ("Repurchase Price"). Buyer's prior knowledge of any relevant fact, prior to or at the time of purchase of the Mortgage, or at any time thereafter, or any delay by Buyer in making demand hereunder, shall not constitute a waiver of Buyer's rights hereunder.

VII.     Upon receipt of the Repurchase Price from Client pursuant to Section
         VI. hereof, Buyer shall transfer to Client the Mortgage and Buyer's right, title and interest in the Mortgaged Property by separate written endorsements and assignments, which shall be without recourse to Client and without any representations or warranties, expressed or implied. Until such time as Buyer has received such payment in full, Buyer may continue to liquidate the Mortgage, and Client shall remain liable for any deficiency, including all of Buyer's expenses.

VIII. Client agrees, as trustee for Buyer and without compensation by Buyer, to service all Mortgages and to use its best efforts to effect collection of all amounts payable thereunder as they become due. Upon demand by Buyer, Client shall notify each Mortgagor of the transfer and assignment to Buyer of the Mortgage under which he is obligated, including in such notice instructions that the Mortgagor shall make all payments on the Mortgage to Client as trustee for Buyer until further notice, or directly to Buyer, as Buyer shall direct. In the event Client so notifies any Mortgagor of the transfer and assignment to Buyer of the Mortgage under which he is obligated, upon request by Client, Buyer shall notify any such Mortgagor of any reassignment of such Mortgage to Client made pursuant to the terms of this Agreement by Buyer.

IX.      The following shall constitute events of default hereunder:

         A. If Client should violate or breach, or should fail fully and completely to observe, perform, satisfy or comply with, any of the terms, covenants or conditions set forth in this Agreement or in any other instrument, document, agreement, letter other writing now or hereafter evidencing or securing, or heretofore, concurrently herewith or in the future executed by Client in favor of Buyer in connection with any transaction consummated hereunder.

         B. If any certificate, representation or warranty, or any statement or other writing made herein or furnished to Buyer by or on behalf of Client in connection with this Agreement or any transaction consummated hereunder should be false, untrue, incomplete or misleading in any respect as of the date made.

         C. If Client becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by Client seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Client commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by Client for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action for similar relief is commenced alleging that Client is insolvent or unable to pay its debts as they mature; or if any action is brought against Client seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and such action is consented to or acquiesced in by Client and is not dismissed within thirty

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
                  (30) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Client and (i) order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by Client is not dismissed within thirty (30) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against Client for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by Client and is not dismissed within thirty (30) days after the date upon which it was instituted; or if any action or petition is other-wise brought against Client seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Client or is not dismissed within thirty (30) days after the date upon which it was brought.

         D. If any judgment should be rendered against Client and such judgement should not be paid in full and satisfied, or appealed from within the time allowed for appeals and be paid in full and satisfied whets it becomes final

         E. Should Client be liquidated or dissolved or its articles of incorporation expire or be revoked.

         F. Should Client default under any other agreement or other document entered into with Buyer.

         G. Should Client default under any other agreement with any person or company and such default by Client results in any acceleration of the debt evidenced thereby. Upon the occurrence of any event of default hereunder, Buyer may exercise all rights and remedies contained in this Agreement or in any other instrument, document, agreement or other writing executed in connection with this Agreement or any transaction consummated hereunder, or otherwise available to it in law or in equity.

X. Buyer may, by notice to Client by return receipt to Great Eastern Funding, LLC., terminate this Agreement as to Mortgages being purchased if:

         A.       Client shall be in default hereunder as described in Section
                  IX. above; or,

         B. Client assigns or attempts to assign its rights and obligations hereunder, without written consent of Buyer; or,

         C. Buyer, in its sole discretion, determines that because of regulatory considerations, due to business practices of Client, or for any other reason. that it is in the Buyer's best interest to terminate this Agreement.

XI. Buyer may, at its option, suspend the Commitment from further use by Client, if, at any time any of the terms of this Agreement are violated, or if Buyer, in its sole discretion, determines that it is in the Buyer's best interest to suspend the Commitment. In addition, the following penalties may apply:

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

         61st Day                   The Handling Fee, as stated in the
                                    attached Schedule A, will be paid, in full, by Client. Buyer may request a written explanation from the Third Party Investor, as to why the loan has not been purchased.

         76th Day Interest rate, as described in Schedule A, Fees and Charges, shall be adjusted to a per annum rate equal to five (5%) percentage points over Prime, plus an additional handling fee of $250 per loan will be paid, in full, by Client.

         91st Day Buyer may request a Purchase Commitment Letter, clear of all slips and conditions, unless otherwise agreed to in writing by Buyer, from the appropriate Third Party Investor. An additional handling fee equal to the original handling fee as stated in Fees and Charges in the attached Schedule A of this Agreement will be charged. In addition, Client shall make prepayments of the principal in an amount equal to five percent (5%) of the original principal advanced for such Mortgage Loan, and all accrued interest will immediately be paid by Client to Buyer.

         Unless otherwise agreed to in writing by and between the parties hereto, on the ninety-first (91st) day after the original disbursement of any Mortgage by Buyer and at the end of each thirty (30) day period thereafter until such Mortgage has been purchased by a Third Party Investor or repurchased by Client from Buyer in accordance with this Agreement, Client shall pay to Buyer, in addition to all accrued interest on the amount so funded by Buyer, such additional Handling Fee and principal prepayments as specified above. Buyer may also invoke the right to sell the loan to any Investor as to recover any funds and costs associated with the loan transaction at any time during which the loan exceeds the allowed number of days outstanding on the line, as stated in Loan Term in the attached Schedule A of this Agreement.

XII. Client agrees to indemnify and hold Buyer harmless from, and on demand by Buyer, pay Buyer for, any damages, losses, costs and expenses resulting from any and all actions, suits, proceedings, demands, assessments, judgments, or claims, including reasonable legal and other expenses actually incurred and paid incident to any claim by any third party or parties in connection with Mortgages purchased by the Buyer hereunder, including, without limitation, (i) any claim for taxes (other than income taxes payable by Buyer), by any state of the United States, territory or political subdivision thereof or (ii) any claim arising out of the noncompliance of any Mortgage with all applicable laws, rules and regulations and any governmental authority, including, but not limited to, usury laws, Regulation Z of the Board of Governors of the Federal Reserve System and any similar state statute or regulation, the Real Estate Settlement Procedures Act of 1974, as amended (and Regulation X promulgated thereunder), and any other federal or state consumer protection act, rule or regulation.

XIII. This Agreement may be terminated as to the future acceptance of Mortgages by either party at any time upon giving thirty (30) days written notice of termination to the other party, and such termination shall not in any respect change or modify the obligation of Client with respect to the Mortgages already purchased hereunder.

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

XIV. This Agreement shall be liberally, not restrictively, construed so as to give the greatest latitude to Buyer.

XV. This Agreement shall be construed in accordance with the laws of the State of Georgia except that the provisions of this Agreement with respect to remedies regarding the Mortgages are intended to comply with the laws of the jurisdiction where such Mortgages are recorded, and any provisions hereof, or of the Mortgages, not so complying shall be deemed to be modified accordingly in the manner and to the extent which shall best effect the intentions and purposes reflected in and contemplated by this Agreement. The validity or enforceability of any provision or provisions of the Mortgages or this Agreement shall not affect the validity or enforceability of any other provision thereof or hereof.

XVI. This Agreement shall bind and benefit the respective successors and assigns of Client and Buyer. No other person or entity is intended to be benefited hereby. Notwithstanding the foregoing, Client shall have no power or right to assign this Agreement or any of its rights or obligations hereunder and any attempt to do so, without the prior written consent of Buyer, shall be voidable by Buyer at its option.

XVII. Buyer's omission or delay in the exercise of any of its optional or absolute rights to remedy under this Agreement shall not constitute a waiver by Buyer, nor operate to bar Buyer from the exercise of any such rights. Any waiver by Buyer and any default shall not operate as a waiver of any other subsequent default. All rights and remedies provided to Buyer herein are not exclusive of any other remedies at law or equity, are cumulative and not alternative, and may be exercised by Buyer simultaneously or in such order as Buyer deems to be in its best interest.

XVIII. Client hereby irrevocably appoints Buyer as its attorney in fact, with all power of substitution, for and on behalf and in the name of Client to take any or all of the following actions in the event Client shall fail or refuse to no so; to endorse and deliver to Buyer or any other person any checks, instruments or other papers coming into Buyer's possession representing payments made on Mortgages or in respect of the Mortgages; to prepare, complete, execute and deliver and recover in the name of Client an assignment of any Mortgage Deed to Buyer or to any other person; to endorse ahead deliver in the name of Client any Mortgage Note; to do every other thing necessary or desirable to effect transfer of a Mortgage to Buyer or to any other person; to take all necessary and appropriate action in the name of Client with respect to Mortgage Loans and the servicing of Mortgages, to commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Mortgage or Third Party Investor commitment; and to sign Client's name whenever appropriate to effect the performance of this Agreement. This Section shall be liberally, not restrictively, construed so as to give the greatest latitude to Buyer's power, as attorney, to collect, sell, and deliver Mortgages and all documents relating thereto.

XIX. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.


         IN WITNESS WHEREOF, each party has caused its corporate seal to be affixed hereto and this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.

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

         This ______28th_________ day of MAY, 1999.


CLIENT:  WESTMARK MORTGAGE CORPORATION


By:      ______________________________________

Its:     PAYTON STORY, III PRESIDENT

Attest:  ______________________________________
By:
Its:     BETH MCKEON, VICE PRESIDENT

BUYER:   GREAT EASTERN FUNDING, L.L.C.


By:      ______________________________________

Its:     ______________________________________

Attest:  ______________________________________

By:      ______________________________________

Its:     ______________________________________


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